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                                                                  Exhibit 10.2

                           WARRANT PURCHASE AGREEMENT

                  THIS WARRANT PURCHASE AGREEMENT (sometimes herein the "Agreement") is executed this 25th day of October, 1996, between SHONEY'S INVESTMENTS, INC. ("SII") and SHOLODGE, INC. ("ShoLodge").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Stock Purchase and Warrant Agreement dated as of October 25, 1991 between ShoLodge (then known as Gulf Coast Development, Inc.) and SII (the "Warrant Agreement"), SII obtained certain warrants to acquire shares of common stock of ShoLodge (the "Warrants"); and

                  WHEREAS, the Warrants are evidenced by that certain Warrant Certificate dated October 25, 1991 (the "Warrant Certificate") executed by ShoLodge (then known as Gulf Coast Development, Inc.) in favor of SII, the Warrant Certificate having been executed and issued pursuant to the Warrant Agreement; and

                  WHEREAS, SII desires to transfer the Warrants to ShoLodge for the sum of $2,050,000 in good and collected funds, on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  1.1 Definitions. Except as specified otherwise, when used in this Agreement, the following terms shall have the meanings specified:

                  "Agreement" shall mean this Warrant Purchase Agreement, as the same shall be amended from time to time in accordance with the terms hereof.

                  "Warrants" shall mean the warrants to acquire common stock of ShoLodge evidenced by the Warrant Certificate and to be acquired by ShoLodge from SII pursuant to this Agreement.

                  1.2 Singular/plural; gender. Where the context so requires or permits, the useof the singular form includes the plural, and use of the plural form includes the singular, and the





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use of any gender includes any and all genders.

                                   ARTICLE II

                       PURCHASE AND SALE OF THE WARRANTS

                  2.1 Purchase and Sale of the Warrants. SII hereby sells, assigns and delivers to ShoLodge the Warrants, and ShoLodge hereby purchases the Warrants from SII. Simultaneously with the execution of this Agreement, SII has delivered, or caused to be delivered, to ShoLodge a Lost Warrant Certificate Affidavit, which includes a transfer of rights of SII to the Warrant Certificate.

                  2.2 Purchase Price for Warrants. In consideration of the aforesaid sale, assignment and delivery of the Warrants, ShoLodge, in full payment for the aforesaid sale, assignment and delivery, has paid to SII in immediately available funds the sum of Two Million Fifty Thousand Dollars ($2,050,000), the receipt of which is hereby acknowledged.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SII

                  SII hereby represents and warrants to ShoLodge as follows, which representations and warranties shall survive the closing of the transaction contemplated by this Agreement:

                  3.1 Title to the Warrant Certificate. SII is the true and lawful owner and holder of the Warrant Certificate and the Warrants evidenced thereby.

                  3.2 Transfer of Warrant Certificate. SII has good right and lawful authority to transfer and convey the Warrants and to execute the Lost Warrant Certificate Affidavit to ShoLodge, and the Warrant Certificate and the Warrants evidenced thereby have not been previously transferred, conveyed or endorsed to any other person.

                  3.3 No Liens on Warrant Certificate. The Warrant Certificate and the Warrants evidenced thereby are free and clear of any and all liens, encumbrances or security interests of any kind.

                  3.4 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of SII, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to the availability of equitable remedies.

                  3.5 No Violation. Neither the execution and delivery of this Agreement nor the


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consummation by SII of the transactions contemplated hereby violates or conflicts with any agreement or other restriction of any kind to which either SII is a party or by which SII is bound.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SHOLODGE

                  ShoLodge hereby represents and warrants to SH as follows, which representations and warranties shall survive the closing of the transaction contemplated by this Agreement:

                  4.1 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of ShoLodge, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to the availability of equitable remedies.

                  4.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation by ShoLodge of the transactions contemplated hereby violates or conflicts with any agreement or other restriction of any kind to which Sholodge is as a party or by which ShoLodge is bound.

                                   ARTICLE V

                                 MISCELLANEOUS

                  5.1 Expenses. All fees and expenses incurred by SII in connection with this Agreement shall be paid by SII. All fees and expenses incurred by ShoLodge in connection with this Agreement will be paid by ShoLodge.

                  5.2 Further Assurances. From time to time, at the request of either party, and without further consideration, SII will execute and deliver to ShoLodge or ShoLodge will execute and deliver to SII, as the case may be, such documents and take such action as may reasonably be requested in order to consummate more effectively the transactions contemplated hereby.

                  5.3 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

                  5.4 Entire Agreement, Amendments. This Agreement contains the entire understanding of the parties with respect to this subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument


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duly executed by the parties or their respective successors or assigns.

                  5.5 Headings, etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

                  5.6 Notices. All notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if hand- delivered, sent via overnight delivery service or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

                  As to SII:

                           Suite 1400
                           300 South Fourth Street
                           Las Vegas, NV 89101

                  With a copy to:

                           Tuke, Yopp & Sweeney
                           414 Union Street
                           Suite 1100
                           Nashville, TN 37219
                           Attn: Robert P. Felber, Jr., Esq.

                  As to ShoLodge:

                           217 West Main Street
                           Gallatin, TN 37066

                  With a copy to:

                           Boult, Cummings, Conners & Berry, PLC
                           414 Union Street
                           Suite 1600
                           Nashville, TN 37219
                           Attn: Patrick L. Alexander, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that Notices of change of address shall only be effective upon receipt. All Notices shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt therefore



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                  5.7 Counterparts. This Agreement may be executed
simultaneously in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  5.8 Severability. If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid, the remainder of this Agreement or the application of such provision, clause or part under other circumstances shall not be affected thereby.

                  5.9 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of any party contained in this Agreement; the parties to this Agreement assume no liability to any third party because of any reliance on the representations, warranties and agreements contained in this Agreement.

                  5.10 Time of Essence. Time is of the essence in this Agreement, and all dates and time periods specified herein shall be strictly observed.

                  5.11 Enforcement Expenses. The prevailing party in any action commenced due to the breach hereof shall be entitled to recover its costs, expenses and reasonable attorney's fees incurred in the enforcement of this Agreement.



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                  IN WITNESS WHEREOF, this, Agreement has been duly executed and by the parties hereto on the date first above written.


                                       SHONEY'S INVESTMENTS, INC



                                       By: /s/ John H. Mowbray
                                           ----------------------------
                                       Title: Assistant Secretary
                                              -------------------------


                                       SHOLODGE, INC.

                                       By: /s/ Leon Moore
                                           ----------------------------
                                       Title:  President
                                               ------------------------


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